Amendment to Consulting Agreement
This Amendment First to Consulting Agreement (the “1st Amendment”) is entered into as of May 30, 2025 (the “Amendment Effective Date”) by and between Replimune, Inc., a Delaware corporation, with a business address at 500 Unicorn Park Drive, Woburn, MA 01801 (“Replimune”) and Robert Coffin (the “Consultant”). Capitalized terms not defined herein shall have the same meaning as the Agreement.
Recitals
WHEREAS, Consultant and Replimune have entered into a Consulting Agreement on March 25, 2024, with an effective date of April 1, 2024 (the “Agreement”); and
WHEREAS, Replimune and Consultant desire to amend the Agreement.
NOW, THEREFORE, in consideration of the recitals, and of the terms, covenants, and conditions set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto mutually agree as follows:
1.The “Final Term”, as that is defined and used in Section 1.(b), is hereby amended to extend such term and now end on the earlier of the date that is one year following BLA approval or March 31, 2027.
2.Section 2.(a) Consulting Fees, clause (i), is hereby amended to increase the retainer during the Final Term to $28,000 per month.
3.Section 2.(c) shall be amended, whereby, the following sentence is:
Deleted in its entirety: "The Consultant's vested and exercisable Options shall remain exercisable for the 180-day period following the date that is the earlier of the date of BLA approval and March 31, 2026 and the Options shall automatically terminate upon the expiration of such 180-day period; provided, however, that in no event may the Options be exercised after the date that is immediately before the tenth anniversary of the applicable date of grant of such Options." and,
Replaced by the following new sentence: "The Consultant's vested and exercisable Options shall remain exercisable for the 180-day period following the date that triggers the end of the Final Term (as the Final Term is amended by this Amendment) and the Options shall automatically terminate upon the expiration of such 180-day period; provided, however, that in no event may the Options be exercised after the date that is immediately before the tenth anniversary of the applicable date of grant of such Options.” This Amendment, upon mutual execution, amends the Agreement as of the Amendment Effective Date first written above only to the extent expressly included herein.
4.This Amendment shall be governed by the laws of the Commonwealth of

Massachusetts, without regard for its conflict of laws provisions.
IN WITNESS WHEREOF, the parties execute this Amendment as of the date first written above intending to be bound hereby.

ROBERT COFFIN	REPLIMUNE, INC.
Signature: __/s/ Robert Coffin____ Name: ___Robert Coffin ______ Title: ______May 30, 2025__	Signature: /s/ Sushil Patel________ Name: ___Sushil Patel___________ Title: _May 30, 2025________

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